Exhibit (p)(i)

LATTICE STRATEGIES TRUST

HARTFORD FUNDS EXCHANGE-TRADED TRUST

(each a “Trust” and together, the “Trusts”)

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

A.	Definitions

1.          “1940 Act” shall mean the Investment Company Act of 1940, as amended.

2.          “Access Person” shall have the same meaning as that set forth in Rule 17j-1(a)(1) of the 1940 Act.

3.          “Adviser” shall mean Lattice Strategies LLC and Hartford Funds Management Company, LLP (each an “Adviser” and together, the “Advisers”).

4.          “Adviser Access Person” shall mean a supervised person, as defined in the Adviser’s Act, (i) who has access to nonpublic information regarding the purchase or sale of a Trust’s securities, or nonpublic information regarding the portfolio holdings of a Trust, or (ii) is involved in making securities recommendations to the Trust, or who has access to such recommendations that are nonpublic. All directors, officers and partners of the Advisers shall be considered Adviser Access Persons so long as the Advisers provide investment advice as its primary business.

5.          “Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

6.          “Advisers’ Code of Ethics” shall mean the Code of Ethics of the Advisers with respect to personal securities transactions adopted by the Advisers in compliance with Rule 204A-1 of the Advisers Act.

7.          “Beneficial Ownership” shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

8.          “Board” shall mean the Board of Trustees of the Trusts.

9.           A Security is being “considered for purchase or sale” by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the respective Adviser or an Access Person of the respective Adviser or the respective Trust.

10.         “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

11.        “Compliance Officer” shall mean (i) with respect to an Adviser, a person designated by an Adviser to receive reports and take certain actions, as provided in the Advisers’ Code of Ethics, and (ii) with respect to each Trust, the Trust’s Chief Compliance Officer shall serve as the Compliance Officer of the Code of Ethics to receive reports and take certain actions, as provided in this Code of Ethics.

12.        “Fund” or “Funds” shall mean the portfolio series of each Trust.

13.        “Interested Person” shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

14.        “Independent Trustee” shall mean any trustee of a Trust who is not an Interested Person of the Trust.

15.        “Investment Company Access Person” shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2) under the 1940 Act, of a Trust other than an Independent Trustee or an Adviser Access Person.

16.        “Investment Personnel” shall mean the portfolio managers and other employees of a Trust or an Adviser who participate in making investment recommendations to the respective Trust, and persons in a control relationship to a Trust who obtain information about investment recommendations made to the respective Trust.

17.        “Purchase” or “sale” of a Security includes, among other things, any option to purchase or sell a Security, and any security convertible into or exchangeable for a Security.

18.        “Security” shall have the same meanings as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) and shall include exchange traded funds and securities that operate in a substantially similar manner as traditional exchange traded funds except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (other than open end exchange traded funds and the Funds).

B.	Code Provisions Applicable to all Access Persons

No Access Person of a Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust (within the meaning of Rule 17j-1(a)(10), shall:

1.	Employ any device, scheme or artifice to defraud the Trust;

2.          Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.          Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

4.	Engage in any manipulative practice with respect to the Trust.

C.	Code Provisions Applicable Only to Adviser Access Persons

1.          Code of Ethics. The provisions of the Advisers’ Code of Ethics are hereby adopted as the Code of Ethics of each Trust applicable to Adviser Access Persons. A violation of the Advisers’ Code of Ethics by any Adviser Access Person shall also constitute a violation of this Code of Ethics.

2.          Reports. Adviser Access Persons shall file the reports required by the Advisers’ Code of Ethics. Such filings shall be deemed to be filings with the applicable Trust under this Code of Ethics, and shall at all times be available to the Trust.

3.          Annual Issues and Certification Report. At periodic intervals established by the Board, but no less frequently than annually, the Compliance Officer of the Advisers shall provide a written report to the Board of all issues raised by Adviser Access Persons of the Advisers’ Code of Ethics during such period, including but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, each Adviser will provide the Board a written certification which certifies to the Board that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

D.	Code Provisions Applicable Only to Independent Trustees

1.          Prohibited Purchases and Sales. No Independent Trustee of the Trusts shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee’s actual knowledge at the time of such purchase or sale:

(a)	is being considered for purchase or sale by a Fund; or

(b)	is being purchased or sold by a Fund.

2.          Exempted Transactions. The prohibitions of the immediately preceding paragraph of this Code shall not apply to:

(a)          purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

(b)          purchases or sales which are non-volitional on the part of the Independent Trustee;

(c)          purchases or sales which are part of an automatic dividend reinvestment plan in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (e.g., a dividend reinvestment plan);

(d)          purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)          sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)          purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee’s relationship with a Trust, or (ii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of each Trust, which approval shall be confirmed in writing.

3.	Reporting.

(a)          Each Independent Trustee shall file with the Compliance Officer of the respective Trust a written report with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the 15-day period immediately preceding or after the date of that transaction:

(i)	such Security was or is to be purchased or sold by a Fund, or

(ii)	such Security was or is being considered for purchase or sale by a Fund;

provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected (x) for any account over which such Independent Trustee does not have any direct or indirect influence or control, or (y) as part of an automatic investment plan. Each such report shall be deemed to be filed with a Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates;

(b)          Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)          the date of the transaction, exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable) and the principal amount of each Security involved;

(ii)         the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)        the price at which the transaction was effected;

(iv)        the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)         the date of submission of the report.

Any report concerning a purchase or sale prohibited under sub-section 1 of this Section with respect to which the Independent Trustee relies upon one of the exemptions provided in sub-section 2 of this Section shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.          Review. The Compliance Officer of each Trust shall review or supervise the review of the personal securities transactions reported pursuant to sub-section 3 of this Section. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of a Trust determines that a violation may have occurred, the Compliance Officer of the respective Trust shall submit the pertinent information regarding the transaction to the Board. The Board shall evaluate whether a violation of this Code has occurred, taking into account all the exemptions provided under sub-section 2 of this Section. Before making any determination that a violation has occurred, the Board shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel as appropriate.

5.          Sanctions. If the Board determines that a violation of this Code has occurred, the Board may take such action and impose such sanctions as the Board deems appropriate.

E.	Code Provisions Applicable Only to Investment Company Access Persons

1.          Prohibited Purchases and Sales. No Investment Company Access Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person’s actual knowledge as the time of such purchase or sale:

(a)          is being considered for purchase or sale by a Fund; or

(b)          is being purchased or sold by a Fund.

2.          Exempted Transactions. The prohibitions of the immediately preceding paragraph of this Code shall not apply to:

(a)               purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

(b)               purchases or sales which are non-volitional on the part of the Investment Company Access Person;

(c)               purchases or sales which are part of an automatic investment plan;

(d)               purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)               sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)               purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person’s relationship with a Trust, or (ii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the respective Trust, which approval shall be confirmed in writing.

3.               Reporting. Whether or not one of the exemptions listed in sub-section 2 of this Section applies, each Investment Company Access Person shall file with the Compliance Officer of the respective Trust:

(a)	Within 10 days of becoming an Investment Company Access Person, an initial holdings report which must include information current as of a date no more than 45 days from the date of becoming an Investment Company Access Person. Such report shall be dated and must contain the title of, the number of shares of, and the principal amount of each security Beneficially Owned by the Investment Company Access Person and the name of the broker with which the account is maintained. A copy of the initial holdings report form is attached as Exhibit A;

(c)	An annual holdings report which updates the information provided in the initial holdings report which must include information current as of a date no more than 45 days from the date of the end of the calendar year. A copy of the annual holdings report form is attached as Exhibit B;

(d)	A quarterly transaction report containing the information described below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected (x) for any account over which such Investment Company Access Person does not have any direct or indirect influence or control, or (y) as part of an automatic investment plan. A copy of the quarterly transaction report form is attached as Exhibit C. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person that such person has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)          the date of the transaction, the exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable), and the principal amount of each Security involved;

(ii)         the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)        the price at which the transaction was effected;

(iv)        the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)         date of submission of the report.

Any report concerning a purchase or sale prohibited under sub-section 1 of this Section with respect to which the Investment Company Access Person relies upon one of the exemptions provided in sub-section 2 of this Section shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.          Review. The Compliance Officer of each Trust shall review or supervise the review of the personal securities transactions reported pursuant to sub-section 3 of this Section. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of a Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Board. The Board shall evaluate whether a violation of this Code has occurred, taking into account all the exemptions provided under sub-section 2 of this Section. Before making any determination that a violation has occurred, the Board shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel as appropriate.

5.          Sanctions. If the Board determines that a violation of this Code has occurred, the Board may take such action and impose such sanctions as the Board deems appropriate.

F.	Code Provisions Applicable Only to Investment Personnel

Investments in IPOs and Private Placements. In addition to the applicable provisions for Investment Company Access Persons and Adviser Access Person noted above, Investment Personnel must pre-clear all investments in initial public offerings and private placements with the Compliance Officer.

G.	Annual Issues and Certification Report

At periodic intervals established by the Board, but no less frequently than annually, the Compliance Officer of each Trust shall provide a written report to the Board of all issues raised by Access Persons of the Code of Ethics during such period, including but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, the Compliance Officer of each Trust will provide the Board a written certification which certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

H.	Miscellaneous Provisions

1.          Amendment or Revision of Adviser’s Code of Ethics. Any amendment or revision of the Advisers’ Code of Ethics shall be deemed to be an amendment or revision of the Section of this Code entitled “Code Provisions Applicable Only to Adviser Access Persons” and such amendment or revision shall be promptly furnished to the Independent Trustees.

2.          Records. The Trust shall maintain records in the manner and to the extent set forth below, and shall make such records available for examination by representatives of the Securities and Exchange Commission at any time and from time to time for reasonable examination:

(a)          A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)          A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)          A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place;

(d)          A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

(e)          A record of each report required by Section G hereof shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place; and

(f)          A record of all IPO and private placement investments permitted and the reasons therefor shall be preserved for a period of not less than five years following the end of the fiscal year in which the approval is granted.

3.          Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

4.          Interpretation of Provisions. The Board may from time to time adopt such interpretation of this Code as they deem appropriate.

5.          Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

6.          Annual Certification. Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A copy of the certification form is attached to this Code as Exhibit D.

Adopted:	December 12, 2014
Amended:	December 8, 2016

Exhibit A

LATTICE STRATEGIES TRUST

HARTFORD FUNDS EXCHANGE-TRADED TRUST

INITIAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

Date on which I become an Access Person __________________

Amount and Title of Security:	Name of Broker	Check Type of Account
	Dealer or Bank	Pers.	Immediate Fam.	Fiduciary

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the date I became an Access Person as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit as of the date I became an Access Person.

Date:_______________________	Signature:________________________________________

Note 1.	This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk(*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note2.	Copies of brokerage statements are attached to this signed report in lieu of the above

Note3.	Report must be submitted within 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person

State Street: Limited Access

Exhibit B

LATTICE STRATEGIES TRUST

HARTFORD FUNDS EXCHANGE-TRADED TRUST

ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

For Calendar Year Ending December 31, 20__

Amount and Title of Security:	Name of Broker	Check Type of Account
	Dealer or Bank	Pers.	Immediate Fam.	Fiduciary

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the above calendar year end date as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit.

Date:_______________________	Signature:________________________________________

Note 1.	This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk(*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.	Report must be submitted within 45 days after the calendar year end.

Exhibit C

LATTICE STRATEGIES TRUST

HARTFORD FUNDS EXCHANGE-TRADED TRUST

QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

For Calendar Quarter Ending ____________________

Amount and Title of	Date			Name of Broker	Check Type of Account			Approved by:
Security:	Bought	Sold	Price	Dealer or Bank	Pers.	Immed. Fam.	Fiduciary	(if applicable)

The above is a record of (i) every transaction during the quarter in a Security in which I had or by reason of which I acquired any direct or indirect Beneficial Ownership as more fully described in the Trust’s Code of Ethics; and (ii) each account established by me with a broker, dealer or bank in which any Securities were held during the quarter for my direct or indirect benefit.

Date:_______________________	Signature:________________________________________

Note 1.	If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2.	In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3.         This report shall not be construed as an admission by me that I have acquired any direct or indirect Beneficial Ownership in the Securities involved in the transaction reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4.	Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 5.	Report must be submitted within 30 days after the end of the calendar quarter.

State Street: Limited Access

Appendix D

LATTICE STRATEGIES trust

HARTFORD FUNDS EXCHANGE-TRADED TRUST

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of Lattice Strategies Trust and Hartford Funds Exchange-Traded Trust dated December 8, 2016, and that I recognize that I am subject to the provisions thereof and will comply with its provisions.

This is to further certify that I have complied with the requirements of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

Please sign your name here:___________________________

Please print your name here:___________________________

Please date here:_____________________________________